                                                                     EXHIBIT 4.3


                                                                           DRAFT

     THIS WARRANT AND THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER PROVISIONS OF THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF ANY EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE WARRANT OR THE OTHER SECURITIES.

    WARRANT TO PURCHASE THIRTY THOUSAND (30,000) SHARES OF COMMON STOCK OF
                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION

Warrant No. BL-1                                       Void After March 31, 2002

                     -------------------------------------


     THIS CERTIFIES THAT, for value received, Brighton Capital Ltd. ("Brighton") or assigns (Brighton, or such assigns who may be the registered holder or holders hereof, are hereinafter referred to as the "Holder") is entitled to subscribe for and purchase Thirty Thousand (30,000) shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 7 hereof, hereinafter, the "Warrant Shares") of Number Nine Visual Technology Corporation,
                  ---------------
a Delaware corporation (hereinafter, the "Company"), at a purchase price of
                                          ---------
$3.45, per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 7 hereof is herein referred to as the "Exercise Price"), subject to the provisions and upon the terms and
        ----------------
conditions hereinafter set forth. As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, $.01 par value per share, and any stock into which such Common Stock may hereafter be exchanged.

     1.   Registration of Warrant. The Company shall register this Warrant, upon
          --------------- -------
records to be maintained by the Company for that purpose (the "Warrant
                                                               -------
Register"), in the name of the record Holder hereof from time to time. The
----------
Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

     2.  Registration of Transfers and Exchanges.
         --------------- -----------------------

          (a) The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 3(b). Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of
                                       -------------
this Warrant so transferred shall be issued to the transferee (a "Transferee")
                                                                  -----------
and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the Transferee thereof shall be deemed the acceptance of such Transferee of all of the rights and obligations of a holder of a Warrant, including the obligations with regard to a mandatory conversion as set forth herein.

          (b) This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company specified in or pursuant to Section 3(b) for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

     3.  Duration, Exercise of Warrants and Redemption.
         --------------------- ------------ ----------

          (a) This Warrant shall be exercisable by the registered Holder on any business day before 5:00 P.M., Eastern Standard time, at any time and from time to time on or after March 31, 1999 to and including 5:00 P.M. Boston time on March 31, 2002 (the "Expiration Date"). At 5:00 P.M., Eastern Standard time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

          (b) Subject to Sections 2(b), 5 and 9, upon surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its office at 18 Hartwell Avenue, Lexington, Massachusetts 02173, Attention: Assistant Treasurer, or at such other address as the Company may specify in writing to the then registered Holder, and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in lawful money of the United States of America, by certified or official bank check or checks or wire transfer, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than five (5) business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends other than legends which the Company may reasonably deem necessary to comply with applicable state and federal securities laws for the issuance of such securities and any legends placed on all registered shares of the Company relating to the then current agreement between the Company and its transfer agent relating to the issuance of "rights" to all holders of the Company's Common Stock. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

          A "Date of Exercise" means the date on which the Company shall have
             ------- --------
received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

          (c) This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

          (d) In the event of a sale of substantially all the assets of the Company or a merger or consolidation of the Company with or into any other entity (other than a merger the sole purpose of which is to change the state of incorporation of the Company) or a dissolution or the adoption of a plan of liquidation of the Company, this Warrant shall terminate on the effective date of such sale, merger, consolidation, dissolution or adoption (the "Effective
                                                                   ---------
Date") and become null and void, provided, however, that if this Warrant shall
-----                            --------- -------
not have otherwise terminated or expired, the Registered Holder hereof shall have the right until 5:00 p.m. Eastern Standard time on the day immediately prior to the Effective Date to exercise its rights hereunder.

     4.  Payment of Taxes.  The Company will pay all documentary stamp taxes
         ----------------
attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

     5.  Replacement of Warrant. If this Warrant is mutilated, lost, stolen or
         ----------------------
destroyed, the Company may in its discretion issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if reasonably satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

     6.  Reservation of Warrant Shares. The Company covenants that it will at
         -------------- --------------
all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders (taking into account the adjustments and restrictions of Section 7). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

     7.  Certain Adjustments. The Exercise Price and number of Warrant Shares
         -------------------
issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 7. Upon each such adjustment of the Exercise Price pursuant to this Section 7, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          (a) If the Company, at any time while this Warrant is outstanding, (i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock (as defined below), (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

          (b) In case of any reclassification of the Common Stock, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities of the Company and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification. The terms of any such reclassification shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 8(b) upon any exercise following any such reclassification.

          (c) For the purposes of this Section 7, the following clauses shall also be applicable:

               (i) Record Date. In case the Company shall take a record of the
                   -----------
          holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (ii) Treasury Shares.  The number of shares of Common Stock
                    ---------------
          outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

          (f) All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

               If:

                    (i) the Company shall declare a dividend (or any other
               distribution) on its Common Stock; or

                    (ii) the Company shall declare a special nonrecurring cash dividend on its Common Stock; or

                    (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                    (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property of the Company or any third party; or

                    (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close; provided, however, that the failure to mail such notice or any defect
       --------- -------
therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     8.  Fractional Shares. The Company shall not be required to issue or cause
         -----------------
to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

     9.  Notices. Any and all notices or other communications or deliveries
         -------
hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern Standard Time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:30 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Eastern Standard Time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (1) if to the Company, to Number Nine Visual Technology, Inc., 18 Hartwell Avenue, Lexington, MA 02173, Attention: Assistant Treasurer (or to facsimile no. (781) 674-0009) with a copy to Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., One Financial Center, Boston, MA 02111, Attention: Neil H. Aronson, Esquire (or facsimile no. (617) 542-2241) or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 10.

     10.  Warrant Agent.
          -------------

          (a) The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent (the "New Warrant Agent").
            -------------------

          (b) Any corporation into which any New Warrant Agent may be merged or any corporation resulting from any consolidation to which any New Warrant Agent shall be a party or any corporation to which any New Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

     11.  Miscellaneous.
          -------------

          (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing signed by the Company and the Holder.

          (b) Subject to Section 11(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

          (c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of law thereof.

          (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

          (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

          (f) Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent as stockholders in respect of the meetings of stockholders or the election of members of the Board of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company. Notwithstanding the foregoing, the Company will furnish to each holder of any Warrants, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders or otherwise filed pursuant to the provisions of the Securities Act or the Exchange Act.



                     [THIS SPACE INTENTIONALLY LEFT BLANK
                           SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its duly authorized officer on the date first written above.


                               NUMBER NINE VISUAL TECHNOLOGY, INC.



                               By:
                                  ------------------------------


ATTEST:



-------------------------
[Seal]

                         FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

Number Nine Visual Technology, Inc.:

     In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase
                                                                -------------
shares of Common Stock, .01 par value ("Common Stock"), of Number Nine Visual
                                       --------------
Technology, Inc. and encloses herewith $          in cash or certified or
                                        ---------
official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                               PLEASE INSERT SOCIAL SECURITY OR TAX
                               IDENTIFICATION NUMBER

                               -------------------------------------------------

--------------------------------------------------------------------------------
                        (Please print name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


--------------------------------------------------------------------------------
                        (Please print name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:
       --------------, ------  -------------------------------------------------
                               (Signature)
                               (Print)
                                      ------------------------------------------

                               (By:)
                                    --------------------------------------------

                               (Name:)
                                      ------------------------------------------

                               (Title:)
                                       -----------------------------------------
 (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                         FORM OF ELECTION TO TRANSFER
                         ----------------------------

          [To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers
unto                                     the right represented by the within
     -----------------------------------
Warrant to purchase               shares of Common Stock of Number Nine Visual
                    -------------
Technology Corporation to which the within Warrant relates and appoints attorney to transfer said right on the books of Number Nine
-----------------
Visual Technology Corporation with full power of substitution in the premises.

Dated:

-------------------, ------


                         --------------------------------------------------
                         (Signature must conform in all respects to name of holder as specified on the face of the Warrant)



                         --------------------------------------------------
                         Address of Transferee


                         --------------------------------------------------

                         --------------------------------------------------


In the presence of:


------------------------------